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INUVO Acquires NetSeer – Strengthening its Suite of Ad-Technology with In-Image Advertising
LITTLE ROCK, AR--(Marketwired – February 7, 2017) - Inuvo, Inc. (NYSE MKT: INUV), an advertising technology and digital publishing company, today announced that it had purchased substantially all the assets of Silicon Valley based NetSeer, Inc., a provider of visual monetization solutions for advertisers and publishers. Under the terms of the Asset Purchase Agreement, Inuvo issued 3.53 million shares of INUV common stock and assumed specified liabilities related to the business. Inuvo’s management will discuss the acquisition at its conference call scheduled for February 13th. See www.inuvo.com for details.
With the acquisition of NetSeer, INUV will be adding a host of direct and agency advertising demand partners, valuable consumer interest data, new direct publisher relationships for cross-selling and sophisticated programmatic ad-technology and analytics,” said Mr. Richard Howe, Chairman and CEO of INUV. "NetSeer’s Visual Monetization Platform with its In-Image ad technology will expand Inuvo’s existing SearchLinks™ product suite thus increasing the value INUV can bring to publishers. We anticipate the acquisition will be a strong contributor to growth and be accretive to AEBITDA within 12-months."
NetSeer’s patented ConceptGraph™ intent based ad targeting system delivers exceptional results for advertisers and publishers. ConceptGraph offers an accurate, nuanced picture of an audience’s mindset – which results in algorithms that think more like humans, and less like machines resulting in a more precise and predictive targeting solution.
“We’re delighted to be a part of Inuvo” said John Mracek, NetSeer CEO. “Leveraging Inuvo’s innovative product line and broad customer reach, Netseer’s dominant Visual Monetization business is now poised to grow even faster. The combined Inuvo/NetSeer product line of valuable and engaging ad units will allow publishers to improve both the experience and revenue generated from their websites.”
“Inuvo’s exceptional people and culture excites us even more to be INUV stockholders”, said Terry Opdendyk, founder of ONSET Ventures and NetSeer’s largest stockholder. “Combined with NetSeer’s technology and innovation, Inuvo has a big opportunity to create substantial value for all Inuvo stakeholders.”
About NetSeer, Inc.
NetSeer provides market leading visual monetization solutions for advertisers and publishers backed by its patented ConceptGraph™ intent engine. The company is based in Sunnyvale, CA. For more information visit: www.netseer.com. NetSeer’s financial advisor for the transaction was Headwaters MB.
About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT: INUV) is an advertising technology and digital publishing business that serves hundreds of millions of income generating ads monthly across a network of websites and apps serving desktop, tablet and mobile devices. To learn more about Inuvo, please visit www.inuvo.com or download our app for Apple iPhone or for Android.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our most recent Form 10-Q. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Inuvo, Inc.
Wally Ruiz
Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com
KCSA Strategic Communications
Valter Pinto, Investor Relations
212-896-1254
valter@kcsa.com

www.inuvo.com